Exhibit 1.2

THE MACERICH COMPANY

$500,000,000

Common Stock

($0.01 par value per share)

AMENDMENT NO. 1 TO

EQUITY DISTRIBUTION AGREEMENT

August 5, 2026

J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Deutsche Bank Securities Inc. 1 Columbus Circle New York, New York 10019	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281

BMO Capital Markets Corp. 151 West 42nd Street, 32nd Floor New York, New York 10036	TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated as of November 12, 2024 (the “Agreement”), by and among The Macerich Company, a Maryland corporation (the “Company”), J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp. and TD Securities (USA) LLC (each, an “Existing Manager” and, collectively, the “Existing Managers”), pursuant to which the Company proposed to issue and sell through or to the Existing Managers, as sales agents and/or principals, shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $500,000,000.

On August 5, 2026, the Company filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-297985) (the “registration statement”) which became effective upon filing under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), following the expiration of the Company’s prior automatic shelf registration statement on Form S-3 (File No. 333-273707) (the “Expired Registration Statement”). The Company and each of the Existing Managers hereby agree to amend the Agreement to (i) add Morgan Stanley & Co. LLC and Scotia Capital (USA) Inc. (together with the Existing Managers, the “Managers”) as managers pursuant to the terms of the Agreement and (ii) reference the registration statement instead of the Expired Registration Statement, and Morgan Stanley & Co. LLC and Scotia Capital (USA) Inc. hereby agree to become party to the Agreement, as amended, and subject to all of the provisions, terms and conditions contained therein. All capitalized terms used in this Amendment No. 1 to Equity Distribution Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement. The Company and the Managers agree as follows:

Section 1. Amendments to Agreement. The Agreement is amended as follows, effective as of the date hereof.

a.	The preamble of the Agreement is hereby deleted and replaced with the following:

“The Macerich Company, a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and any such other manager that may become a party hereto, as described below (each, a “Manager” and, collectively, the “Managers”), as follows:”

b.	The fourth sentence of Section 1 of the Agreement is hereby deleted and replaced with the following:

“All references herein to the Managers shall mean J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc. and TD Securities (USA) LLC, as the exclusive Managers, for so long as no additional Managers become a party hereto.”

c.	Section 2(a) of the Agreement is hereby deleted and replaced with the following:

“The Company prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-297985) (the “2026 registration statement”) which became effective upon filing under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”); the Registration Statement (as defined below) and the Prospectus Supplement (as defined below) set forth the terms of an offering, sale and plan of distribution of Common Stock and/or other securities of the Company and contain or incorporate therein by reference additional information concerning the

Company and its business; no order of the Commission preventing or suspending the use of the Base Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Issuer Free Writing Prospectus (as defined in Section 2(f) below), or the effectiveness of the Registration Statement, has been issued or is in effect, and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. As filed, the Prospectus shall contain in all material respects the information required by the Act and the rules thereunder, and, except to the extent the Managers shall agree in writing prior to a modification, the Prospectus (as amended or supplemented) shall be in all substantive respects in the form furnished to the Managers (i) prior to the execution of this Agreement or (ii) after the execution of this Agreement, pursuant to the Company’s agreement in Section 4(a). Except where the context otherwise requires, “Registration Statement,” as used herein, means the 2026 registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act (the “Effective Time”), as such section applies to the Managers, and each further registration statement filed by the Company for the purpose of registering additional Shares to be sold pursuant to this Agreement (or, on and after the date on which the Shares may no longer be offered and sold pursuant to any such registration statement, any such further registration statement filed by the Company for the purpose of continuing the offering of the Shares following such date), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the Registration Statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the base prospectus filed as part of the Registration Statement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the most recent final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act within the time period prescribed therein, in the form furnished by the Company to each Manager in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B hereto. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.”

d.	Section 2(b) of the Agreement is hereby deleted and replaced with the following:

“On and after the date that the 2026 registration statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a “well-known seasoned issuer” as defined in Rule 405 under the Act or otherwise is unable to make the representations set forth in Section 2(c) at any time when such representations are required, the Company shall file a new registration statement for the purpose of continuing the offering of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.”

e.	The first sentence of Section 9 of the Agreement is hereby amended by adding the following notice information for Morgan Stanley & Co. LLC and Scotia Capital (USA) Inc.:

“Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department”

“Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: US ECM, Email: US.ECM@scotiabank.com, with a copy to: Email: US.Legal@scotiabank.com”

f.	Schedule A to the Agreement is hereby deleted in its entirety and replaced by Schedule A to this Amendment.

Section 2. Obligations Binding upon Morgan Stanley & Co. LLC and Scotia Capital (USA) Inc. Morgan Stanley & Co. LLC and Scotia Capital (USA) Inc. hereby each agree to be bound by the terms of the Agreement and shall be considered to be “Managers” under the Agreement and shall be subject to the obligations and entitled to the benefits thereof to the same extent as if they were parties to the Agreement from and after the date hereof.

Section 3. Waiver. Solely with respect to the filing of the registration statement, each of the undersigned Existing Managers hereby agree that the non-compliance by the Company with the requirements set forth in Section 4(y) of the Agreement relating to the Company filing a new automatic shelf registration statement prior to the Renewal Deadline is waived.

Section 4. No Other Amendments. Except as set forth in Section 1 above, all the terms and provisions of the Agreement shall continue in full force and effect, and nothing contained herein shall affect any rights as to representations or indemnity for sales under the Expired Registration Statement.

Section 5. Counterparts and Electronic Signatures. This Amendment may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 6. Law; Construction. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Company and the Managers, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company and the Managers.

Very truly yours,

THE MACERICH COMPANY

By:	/s/ Daniel E. Swanstrom II
Name: Daniel E. Swanstrom II.
Title: Senior Executive Vice President, Chief Financial Officer and Treasurer

ACCEPTED as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Preston T. Ryman
Name: Preston Ryman
Title: Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Justin Smolkin
Name: Justin Smolkin
Title: Managing Director

By:	/s/ Saru Pasupathy
Name: Saru Pasupathy
Title: Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

MORGAN STANLEY & CO. LLC

(except with respect to Section 3 above)

By:	/s/ Daniel Croitoru
Name: Daniel Croitoru
Title: Vice President

SCOTIA CAPITAL (USA) INC.

(except with respect to Section 3 above)

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Adriano Pierroz
Name: Adriano Pierroz
Title: Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

SCHEDULE A

Managers

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017